UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 2, 2008

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 2, 2008, Scott R. Lindquist provided notice of his resignation as Vice President and Controller (Principal Accounting Officer) of Genworth Financial, Inc. (the “Corporation”), effective as of February 8, 2008. Mr. Lindquist is leaving the Corporation to join Farmers Insurance Group of Companies, based in Los Angeles, California, as its Executive Vice President and Chief Financial Officer.

Patrick B. Kelleher, age 50, has been appointed Acting Controller (Principal Accounting Officer) of the Corporation effective February 8, 2008. Mr. Kelleher will continue to serve as the Corporation’s Senior Vice President – Chief Financial Officer (Principal Financial Officer).

Mr. Kelleher has been the Chief Financial Officer of the Corporation since March 2, 2007 and a Senior Vice President since the end of January 2007. Prior to joining the Corporation, Mr. Kelleher had been the Executive Vice President and Chief Financial Officer of Transamerica Reinsurance in Charlotte, North Carolina, a reinsurance provider and division of Transamerica Occidental Life Insurance Company, which is a member of AEGON Group, a life insurance pension company. He had served in this capacity since 1998. Prior thereto, Mr. Kelleher had been with Manulife Financial where he led its life and financial reinsurance business from 1996 to 1998 and where he served as the chief financial officer of the reinsurance division from 1994 to 1996 and as an insurance products leader from 1992 to 1994. From 1980 to 1992, Mr. Kelleher was with the Sun Life Assurance Company of Canada where he held various positions. Mr. Kelleher is a member of the Certified General Accountants Association of Canada, a Fellow of the Society of Actuaries, and a Fellow of the Canadian Institute of Actuaries. He received a Bachelor’s degree from Franklin & Marshall College.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: January 8, 2008	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President,
General Counsel and Secretary

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